Exhibit 99.1

Contact:

Randy Jonkers

Chief Financial Officer

800.287.4383

investor.relations@pervasive.com

Pervasive Software Reports Results for its Second Quarter of Fiscal Year 2008

Company Reports 28th Consecutive Profitable Quarter

AUSTIN, TEXAS – January 22, 2008 – Pervasive Software® Inc. (NASDAQ:PVSW), a global value leader in embeddable data management and integration software, today announced financial results for the second fiscal quarter ending December 31, 2007.

Revenue was $10.3 million for the second quarter of fiscal year 2008, compared to $10.1 million for the second quarter of last fiscal year. Net income was $0.7 million, or $0.03 diluted earnings per share, for the quarter, compared to net income of $0.6 million, or $0.03 diluted earnings per share, for the second quarter of last fiscal year.

On a non-GAAP basis, Pervasive realized net income of $1.1 million, or $0.05 diluted earnings per share, in the second quarter of fiscal year 2008, compared to net income of $1.3 million, or $0.06 diluted earnings per share, in the second quarter of last fiscal year. Non-GAAP results exclude amortization of purchased intangibles and stock-based compensation expense, and assume a non-GAAP effective tax rate of 34%.

“I am pleased to report our 28th consecutive quarter of profitability, a positive reflection of the dedication and loyalty of Pervasive customers, partners and employees around the globe,” said John Farr, president and CEO of Pervasive Software. “Our continued profitability is complemented by our commitment to strategic investments for the future. During the December quarter, we continued development of the next version of our embedded database which will support the upcoming release of Microsoft Windows Server® 2008. And in November, we launched the next major version of our integration product, Pervasive Data Integrator™ v9.

“These ongoing investments in our flagship products are in addition to our investments in development of innovative new products,” said Farr. “The Pervasive DataSolutions™ team, which is focused on taking advantage of market trends in Integration-as-a-Service, recently released version 2 of Pervasive DataSynch™ for Quickbooks to Salesforce. We also continued to invest in our Pervasive DataRush™ initiative, having released Beta v2 in October, and we are focused on identifying and supporting lighthouse customers who want to leverage the parallel processing capabilities of multi-core technologies for data-intensive applications. We continue to execute well on the investments we are making in both our flagship and emerging products while maintaining an intense focus on profitability.”

Pervasive again generated positive cash flow from operations with $1.3 million in the second quarter of fiscal 2008, ending the quarter with $46.6 million in cash and marketable securities and no debt, representing approximately $2.28 per issued and outstanding share. Issued and outstanding shares of common stock as of December 31, 2007 totaled approximately 20.4 million.

Pervasive acquired approximately 570,000 shares of Pervasive common stock on the open market at a total cost of approximately $2.5 million, or approximately $4.39 weighted average price per share, during the quarter ended December 31, 2007. The Company has approximately $5.5 million authorized repurchase funds remaining under its $10.0 million stock repurchase program announced in June 2007. Depending on market conditions and other factors, such purchases may be commenced or suspended at any time without prior notice.

Business Outlook

For the third fiscal quarter ending March 31, 2008, Pervasive expects revenue to be in the range of $9.5 million to $10.5 million and GAAP-basis diluted earnings per share of $0.01 to $0.03. GAAP-basis profitability is expected to include amortization of purchased intangibles and stock-based compensation expense, together representing approximately $0.8 million, pre-tax, in the third quarter of fiscal year 2008. The company expects non-GAAP adjustments to result in non-GAAP diluted and fully taxed earnings per share of approximately $0.03 to $0.06 in the March quarter, compared to non-GAAP diluted earnings per share of $0.06 for the March quarter of fiscal year 2007.

Conference Call Details

Pervasive will host a conference call to discuss these results with the investment community today at 5:00 P.M. Eastern time. The dial-in numbers for the call are 877-808-2426 (toll-free) or 706-634-9536 (international). The conference name is “Pervasive Software Inc”. The conference call may also be accessed live over the Web at www.pervasive.com/ircalendar. Check the Web site before the call for login information. Replay will be available 8:00 P.M. Eastern Tuesday, January 22, to midnight, Tuesday, January 29, by dialing 800-642-1687 (toll-free) or 706-645-9291 (international), and selecting Conference ID 29993667. Additionally, the Webcast will be archived on Pervasive’s website at http://www.pervasive.com/ircalendar.

About Pervasive Software

Pervasive Software (NASDAQ: PVSW) helps companies get the most out of their data investments through embeddable data management and agile integration software. The embeddable PSQL database engine allows organizations to successfully embrace new technologies while maintaining application compatibility and robust database reliability in a near-zero database administration environment. Pervasive’s agile, multi-purpose integration platform accelerates the sharing of information between multiple databases, applications, or hosted business systems and allows customers to re-use the same software for diverse integration scenarios. For more than two decades, Pervasive products have delivered value with a compelling combination of performance, flexibility, reliability and low total cost of ownership. Pervasive’s hallmark is the size, diversity and loyalty of its customer base, partners and channels: tens of thousands of customers in virtually every industry, in more than 150 countries, rely on Pervasive to manage, integrate, analyze and secure their critical data. For additional information, go to www.pervasive.com.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP Measures to Non-GAAP.”

Cautionary Statement

This document contains forward-looking statements that involve risks and uncertainties concerning the company, including the company’s expected performance for the third quarter ending March 31, 2008, and the company’s strategy and profitability going forward. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These risks and uncertainties include, among others, the company’s ability to attract and retain existing and/or new customers; the company’s ability to issue new products or releases of solutions that meet customers’ needs or achieve acceptance by the company’s customers; changes to current accounting policies which may have a significant, adverse impact upon the company’s financial results; the introduction of new products by competitors or the entry of new competitors; the company’s ability to preserve its key strategic relationships; the company’s ability to hire and retain key employees; and economic and political conditions in the US and abroad. All of these factors may result in significant fluctuations in the company’s quarterly operating results and/or its ability to sustain or increase its profitability. More about potential factors that could affect the company’s business and financial results is included in Pervasive’s Form 10-K for the fiscal year ended June 30, 2007, which is on file with the SEC and available at the SEC’s website at www.sec.gov. Pervasive is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

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All Pervasive brand and product names are trademarks or registered trademarks of Pervasive Software Inc. in the United States and other countries. All other marks are the property of their respective owners.

Pervasive Software Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2007	June 30, 2007
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$34,594	$31,563
Marketable securities	12,016	14,788
Trade accounts receivable, net	5,182	5,563
Deferred tax assets, net	700	771
Prepaid expenses and other current assets	1,361	1,507

Total current assets	53,853	54,192

Property and equipment, net	1,478	1,574

Purchased technology, net	1,278	2,126
Goodwill	38,508	38,508
Deferred tax assets, net	1,301	1,071
Other assets	324	269

Total assets	$96,742	$97,740

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$5,066	$4,694
Deferred revenue	5,651	6,042

Total current liabilities	10,717	10,736

Stockholders’ equity	86,025	87,004

Total liabilities and stockholders’ equity	$96,742	$97,740

Pervasive Software Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31		Six months ended December 31
	2007	2006	2007	2006
Revenues:
Product licenses	$7,155	$7,268	$14,181	$14,249
Services and other	3,187	2,808	6,331	5,794

Total revenue	10,342	10,076	20,512	20,043

Costs and expenses:
Cost of product licenses	691	908	1,223	1,949
Cost of services and other	1,047	1,078	2,107	2,225
Sales and marketing	4,305	3,693	8,585	7,409
Research and development	2,617	2,506	5,162	4,755
General and administrative	1,241	1,405	2,671	2,922

Total costs and expenses	9,901	9,590	19,748	19,260

Operating income	441	486	764	783

Interest and other income, net	459	563	1,042	1,082
Income tax provision	(215)	(488)	(568)	(574)

Net income	$685	$561	$1,238	$1,291

Diluted earnings per share	$0.03	$0.03	$0.06	$0.06

Shares used in computing diluted earnings per share	20,482	21,932	20,664	22,075

Pervasive Software Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(Unaudited)

	Three months ended December 31		Six months ended December 31
	2007	2006	2007	2006
Cash from operations
Net income	$685	$561	$1,238	$1,291
Adjustments to reconcile net income to net cash provided by operations:
Depreciation & amortization	539	667	1,081	1,286
Write-off of purchased technology	147	286	147	691
Non-cash stock compensation expense	464	544	949	1,120
Changes in current assets and liabilities:
Decrease in trade accounts receivable	441	410	382	1,123
(Increase) decrease in prepaid expenses and other current assets	(1)	71	153	2
Increase (decrease) in accounts payable and accrued liabilities	(552)	340	252	76
Decrease in deferred revenue	(399)	(48)	(392)	(29)

Net cash provided by operations	1,324	2,831	3,810	5,560

Cash from investing activities
Purchase of property and equipment	(179)	(211)	(275)	(312)
Sales and purchases of marketable securities, net	6,591	2,501	2,823	1,952
Decrease in other assets	(58)	2	(54)	46

Net cash provided by investing activities	6,354	2,292	2,494	1,686

Cash from financing activities
Proceeds from exercise of stock options	51	677	285	1,109
Acquisition of Treasury Stock	(2,524)	(2,550)	(3,601)	(5,000)

Net cash used in financing activities	(2,473)	(1,873)	(3,316)	(3,891)

Effect of exchange rate on cash and cash equivalents	17	56	43	64

Increase in cash and cash equivalents	5,222	3,306	3,031	3,419
Cash and cash equivalents at beginning of period	29,372	31,250	31,563	31,137

Cash and cash equivalents at end of period	$34,594	$34,556	$34,594	$34,556

About Non-GAAP Financial Measures

The Company provides non-GAAP measures for net income and net income per share data as supplemental information regarding the Company’s core business operational performance. The Company believes that these non-GAAP financial measures are useful to investors because they exclude certain non-operating or non-recurring charges. The Company’s management excludes these non-operating or non-recurring charges when it internally evaluates the performance of the Company’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation. In addition, these non-GAAP measures more closely reflect the essential revenue generation activities of the Company and the direct operating expenses (resulting in or from cash expenditures) needed to perform these revenue generating activities. Accordingly, management excludes the amortization of purchased intangible assets related to the Data Junction acquisition and stock-based compensation related to employee stock options.

The Company believes that providing the non-GAAP measures that management uses is useful to investors for two primary reasons. First, it provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, particularly given the adoption of SFAS 123R at the beginning of fiscal year 2006 and the changes it has introduced for calculating stock-based compensation expenses relative to prior periods. And second, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, US GAAP and therefore the Company’s definition or interpretation may be different from similar non-GAAP measures used by other companies and independent financial analysts. However, the Company’s management compensates for these limitations by providing the relevant and detailed disclosure of the items excluded in the calculation of non-GAAP net income and non-GAAP diluted earnings per share, which should be supplementaly considered when evaluating the Company’s results. In addition, items such as amortization of purchased intangibles, stock compensation charges and significant and non-recurring items that are excluded from non-GAAP net income and non-GAAP diluted earnings per share can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. The Company has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate the Company’s core operating performance the way management does. The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Purchased Intangibles

The Company has recorded amortization of acquired intellectual property intangibles, included in its GAAP financial statements, related to the acquisition of Data Junction. Management excludes these items for purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. The Company believes that eliminating this expense in determining its non-GAAP measures is useful to investors because doing so provides a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, it allows investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and it allows a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the Company believes that non-GAAP measures of profitability that exclude amortization of acquired intellectual property intangibles are widely used by analysts and investors in the software industry.

Stock-based Compensation Expense

The Company has incurred stock based compensation expense as determined under SFAS 123R for the quarters ending on or after September 30, 2005, and under APB 25 for earlier comparable periods in its GAAP financial results. Since stock based compensation is a non-cash charge, the Company excludes this item for the purposes of calculating non-GAAP net income and non-GAAP diluted earnings per share. In addition, the exclusion of stock based compensation from the non-GAAP measures is done to allow a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. The very nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward looking guidance potentially difficult for investors to interpret. The tax effects of stock based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of core revenue generating operations relative to prior periods (including prior periods following the adoption of SFAS 123R). Finally, the Company believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Income Tax Adjustment

Income taxes represent a complex element of any company’s income statement and effective tax rates can vary widely from year to year and from company to company, especially in periods in which adjustments are made to a company’s valuation reserve for deferred tax assets. The Company uses a statutory tax rate of 34% to reflect income tax adjustments in presentation of its non-GAAP net income and non-GAAP diluted earnings per share. Utilization of a statutory tax rate for presentation of the non-GAAP measures is done to allow a consistent basis for investors to understand the Company’s financial performance on a trended basis across many historical periods, allow investors to evaluate the Company’s performance using the same methodology and information as that used by the Company’s management, and allow a comparison with other peer companies in the software industry, many of whom use similar non-GAAP financial measures to supplement their GAAP results. Finally, the Company believes that non-GAAP measures of profitability that are based on more standardized statutory tax rates are widely used by analysts and investors in the software industry.

Pervasive Software Inc.

Reconciliation of GAAP Measures to Non-GAAP

(in thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Six months ended December 31,
	2007	2006	2007	2006
	Net Income	Net Income	Net Income	Net Income
GAAP	$685	$561	$1,238	$1,291
Amortization of intangible assets - cost of product licenses	317	317	634	634
Stock-based compensation - cost of services and other	13	17	27	35
Stock-based compensation - sales and marketing expense	126	133	260	324
Stock-based compensation - research and development expense	59	57	123	117
Stock-based compensation - general and administrative expense	266	337	539	644
Income tax adjustment for non-GAAP	(357)	(161)	(584)	(656)

Non-GAAP	$1,109	$1,261	$2,237	$2,389

GAAP net income per share - diluted	$0.03	$0.03	$0.06	$0.06

Non-GAAP net income per share - diluted	$0.05	$0.06	$0.11	$0.11

Shares used to compute GAAP net income per share - diluted	20,482	21,932	20,664	22,075

Shares used to compute non-GAAP net income per share - diluted	21,086	22,472	21,269	22,721